Exhibit 99.1
                     Opinion of Corrs Chambers Westgarth as to Enforceability of
                                             U.S. Judgments under Australian Law


30 March 2007

                                                                         PARTNER
                                                       Tim Barton (02) 9210 6104
                                                  Email: tim.barton@corrs.com.au

ME Portfolio Management Limited
360 Collins Street
Melbourne VIC 3000

Attention: Paul Garvey

Dear Sirs

ME PORTFOLIO MANAGEMENT LIMITED

1     INTRODUCTION

We have acted as Australian solicitors for MEPML in connection with the Notes, the Transaction Documents and the Registration Statement.

We have been asked to provide this opinion regarding the enforceability of foreign judgments in respect of the Notes under the laws in force at the date of this opinion in the Relevant Jurisdictions. We express no opinion as to any laws other than the laws of the Relevant Jurisdictions.

This opinion relates solely to matters governed by, and should be interpreted in accordance with, the laws of the Relevant Jurisdictions as in force and as interpreted at 9.00 am Melbourne time on the date of this opinion. We have no obligation to inform you of any change in any relevant law occurring after that time.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued under the Securities Act with respect to any part of the Registration Statement, including this exhibit.

2     DEFINITIONS

In this opinion:

COMMISSION means the Securities and Exchange Commission of the United States of America.

CREATION NOTICE means the form of the Notice of Creation of a Securitisation Fund creating each Fund to be executed by MEPML.

FUND means each securitisation fund constituted under the Master Trust Deed by a Creation Notice.

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MASTER TRUST DEED means the amended and restated Master Trust Deed for the
Superannuation Members' Home Loans Trusts attached as Annexure A to the Amending and Restating Deed dated 1 June 2004 between MEPML and Perpetual Limited ABN 86 000 431 827, as further amended by a supplemental deed dated 18 April 2006.

MEPML means ME Portfolio Management Limited ABN 79 005 964 134

NOTES means the Mortgage Backed Floating Rate Notes to be offered in the United States under the Registration Statement.

PROSPECTUS means the form of Prospectus Supplement together with the form of Base Prospectus for the Notes contained in the Registration Statement.

REGISTRATION STATEMENT means the Registration Statement on Form S-3 as filed on the date of this opinion by MEPML with the Commission under the Securities Act.

RELEVANT JURISDICTIONS means New South Wales, Victoria, and the Commonwealth of Australia.

SECURITIES ACT means the Securities Act of 1933, as amended, of the United States of America.

A word or phrase which is defined in the Prospectus has the same meaning when used in this opinion unless the same word or phrase is also defined in this opinion, in which case the definition in this opinion prevails.

If a word or phrase is defined, its other grammatical forms have corresponding meanings.

Unless the contrary intention appears, the singular includes the plural and vice versa.

3     DOCUMENTS

In connection with this opinion we have examined the Registration Statement.

4     ASSUMPTIONS

For the purposes of this opinion we have assumed that:

(a) where a document has been submitted to us in draft form it will be executed in the form of that draft; and

(b) an action in the United States of America in respect of an obligation under a Note is an action for enforcement of a promise to pay money.

The making of each of the above assumptions indicates that we have assumed that each matter the subject of each assumption is true, correct and complete in every particular. That we have made an assumption in this opinion does not imply that we have made any enquiry to verify any assumption or are not aware of any circumstance that might affect the correctness of any assumption. No assumption specified above is limited by reference to any other assumption. Charles Tremlett and Tim Barton (as the partners responsible for preparing this opinion) are not personally aware of any circumstances that might affect the correctness of any assumption.

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5     QUALIFICATIONS

Our opinion is subject to the qualifications set out in paragraph 1. This opinion expresses opinions only based on existing law of the Relevant Jurisdictions (and in many cases there is no case law to help in forming the opinions) and does not, nor purport to be or act as, advice to those persons entitled to rely on it either as to the matters covered by this opinion or not covered by this opinion. Our opinions are of their nature by way of summary only and we are not liable to any persons for any resulting insufficiency of such opinions and such persons should seek advice from their advisers as to the extent of application of such existing laws.

No such qualification is limited by reference to any other qualification.

6     OPINION

Based on the assumptions and subject to the qualifications set out above, we are of the opinion that:

(a) any unsatisfied final and conclusive judgment or order in civil proceedings of a state court of the State of New York, United States of America (NEW YORK STATE COURT), or any federal court of the United States of America located in the Southern District of New York (US FEDERAL COURT), having jurisdiction recognised by the Relevant Jurisdictions, in respect of a breach an obligation under a Note, which is for a fixed or readily ascertainable sum of money, would be enforceable by action between identical parties in the courts of each Relevant Jurisdiction (which action complies with rules and procedures of the relevant court) without a re-examination of the merits of the issues determined by the proceedings in the New York State Court or US Federal Court (as applicable) unless:

      (i) the proceedings in the New York State Court or US Federal Court (as applicable) involved a denial of the principles of natural justice under the laws of any Relevant Jurisdiction;

      (ii) the judgment is contrary to the public policy of any Relevant Jurisdiction;

      (iii) the judgment was obtained by fraud;

      (iv)  the judgment is a penal or revenue judgment, including any fine;

      (v) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State Court or US Federal Court (as applicable);

      (vi) (arguably and without limiting PARAGRAPH 6(A)(II)) the judgment was based on a clear or perverse mistake of fact or application of Australian law or there is a defence or material evidence which was not available before the New York State Court or of US Federal Court (as applicable);

      (vii) the judgment debtor, being the defendant in the proceedings in the New York State Court or US Federal Court (as applicable) did not (whether or not process had been duly served on the judgment debtor in accordance with the law of the country of the New York State Court or US Federal Court (as applicable)) receive notice of those proceedings in sufficient

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            time to enable a judgment debtor to defend the proceedings and did not appear; or

      (viii) the rights under the judgment are not vested in the person by whom the application for registration was made.

(b) Actions in a Relevant Jurisdiction (including as original actions or as actions to enforce judgments of a court of the United States of America) relating to civil liabilities predicated on securities laws of the United States of America may not be enforceable in a Relevant Jurisdiction even if the matters set out in PARAGRAPH 6(A) are otherwise satisfied.

(c) recognition or enforcement may be temporarily stayed in certain circumstances additional to the above (such as if there is an appeal in the relevant court of the United States of America and a stay of proceedings has been ordered in that court). Counter claims may be permitted in certain circumstances.




Yours faithfully
CORRS CHAMBERS WESTGARTH



/s/ TIM BARTON

TIM BARTON
Partner

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